UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2013

Prudential Bancorp, Inc. of Pennsylvania

(Exact name of registrant as specified in its charter)

Pennsylvania	000-51214	68-0593604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1834 West Oregon Avenue, Philadelphia, Pennsylvania	19145
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(215) 755-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events

On June 13, 2013, Prudential Bancorp, Inc. of Pennsylvania (the “Company”), the “mid-tier” holding company of Prudential Savings Bank (the “Bank”), announced that the Boards of Directors of the Company, Prudential Mutual Holding Company (the “MHC”) and the Bank have adopted a Plan of Conversion and Reorganization (the “Plan”) pursuant to which the Bank will reorganize from the two-tier mutual holding company structure to the stock holding company structure and will undertake a “second-step” offering of shares of common stock of a new Pennsylvania corporation formed in connection with the conversion.

The MHC, which owns approximately 74.8% of the outstanding common stock of the Company (after giving effect to the MHC’s assets), will merge with and into the Company as part of the reorganization and its shares in the Company will be extinguished. The Company will then merge with and into the new Pennsylvania corporation. The new holding company will offer and sell shares of common stock in an amount representing the percentage ownership interest currently held by the MHC, as adjusted for the assets of the MHC, based on an independent appraisal. The new holding company will offer shares of its common stock for sale to eligible account holders of the Bank, the Company’s employee stock ownership plan and to members of the general public in a subscription and community offering in the manner and subject to the priorities set forth in the Plan. In addition, in connection with the conversion of the MHC, shares of the Company’s common stock held by shareholders other than the MHC will be exchanged for shares of common stock of the new Pennsylvania corporation pursuant to an “exchange ratio” designed to preserve their aggregate percentage ownership interest, as adjusted for the assets of the MHC. The exchange ratio will be determined based upon the independent appraisal of the new holding company and the results of the offering.

The conversion and reorganization is subject to approval of the Company’s shareholders (including the approval of a majority of the shares held by persons other than the MHC), depositors of the Bank, and state and Federal banking regulators.

The foregoing summary of the Plan is not complete and is qualified in its entirety by reference to the complete text of the Plan, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference.

A copy of the press release issued by the Company announcing the adoption of the Plan is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

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The following exhibits are filed herewith.

Exhibit Number	Description
2.1	Plan of Conversion and Reorganization
99.1	Press Release dated June 13, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

Date: June 14, 2013	By:	/s/ Joseph R. Corrato
Joseph R. Corrato Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Plan of Conversion and Reorganization
99.1	Press Release dated June 13, 2013